    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1999

                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------
                                    FORM S-8
                             registration statement
                                      under
                           the securities act of 1933
                           --------------------------

                           TELEMATE.NET SOFTWARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         GEORGIA                                                58-1656726
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)


                      4250 PERIMETER PARK SOUTH, SUITE 200
                                ATLANTA, GA 30341
          (Address of Principal Executive Offices, Including Zip Code)
                         ------------------------------


                  Telemate Software, Inc. Stock Incentive Plan;
              Telemate.Net Software, Inc. 1999 Stock Incentive Plan
                            (Full title of the Plans)
                         ------------------------------


                                                            COPY TO:
        RICHARD L. MAURO                             LAUREN Z. BURNHAM, ESQ.
PRESIDENT AND CHIEF EXECUTIVE OFFICER           MORRIS, MANNING & MARTIN, L.L.P.
    TELEMATE.NET SOFTWARE, INC.                  1600 ATLANTA FINANCIAL CENTER
4250 PERIMETER PARK SOUTH, SUITE 200                3343 PEACHTREE ROAD, N.E.
      ATLANTA, GEORGIA 30341                          ATLANTA, GEORGIA 30326
         (770) 936-3700                                   (404) 233-7000

      (Name and Address and Telephone Number, Including Area Code, of Agent
                                  for Service.)

                        --------------------------------


                                                       CALCULATION OF REGISTRATION FEE
                                                                  Proposed Maximum     Proposed Maximum
          Title of Securities                Amount to be          Offering Price     Aggregate Offering        Amount of
            to be Registered                 Registered(1)           Per Share(2)           Price(3)          Registration Fee
          -------------------                -------------         ----------------    ------------------     ----------------
Common Stock, $.01 par value per share         4,712,614             $15.375              $25,091,003             $6,625

-----------
(1) Represents 3,712,614 shares reserved for issuance by Registrant under the Telemate Software, Inc. Stock Incentive Plan and 1,000,000 shares reserved for issuance by Registrant under the Telemate.Net Software, Inc. 1999 Stock Incentive Plan.

(2) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, based on the high and low prices of the common stock offered hereby on the Nasdaq National Market on December 1, 1999.

(3) The proposed maximum aggregate offering price of the Common Stock offered hereunder is based on (i) 3,361,770 shares subject to options granted under the Telemate Software, Inc. Stock Incentive Plan at a weighted average exercise price of $2.02 per share; (ii) 600,000 shares subject to options granted under the Telemate.Net Software, Inc. 1999 Stock Incentive Plan at a weighted average exercise price of $11.26 per share; and (iii) 750,844 shares not subject to outstanding options but reserved for issuance at an assumed exercise price of $15.375 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I will be sent or given to employees and/or directors of Telemate.Net Software, Inc. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

         (a) the Company's Prospectus, filed with the Commission on September 29, 1999 pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Company's latest fiscal year (Registration No. 333-81443);
         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (Registration No. 000-26735); and

         (c) the description of the Company's common stock, $.01 par value per share ("Common Stock") contained in the Company's Registration Statement on Form 8-A, filed with the Commission on July 16, 1999 (Registration No. 000-26735).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department, Telemate.Net Software, Inc., 4250 Perimeter Park South, Suite 200, Atlanta, Georgia 30341; (770) 936-3700.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Because the securities to be awarded pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, this item is inapplicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Legal matters in connection with the shares of Common Stock were passed upon by Morris, Manning & Martin, L.L.P., Atlanta, Georgia. Members of Morris, Manning & Martin, L.L.P., hold an aggregate of 4,340 shares of Common Stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Articles of Incorporation provide that the liability of the Company's directors for monetary damages shall be eliminated to the fullest extent permissible under the Georgia Business Corporation Code (the "GBCC") and that the Company may indemnify its officers, employees and agents to the fullest extent permitted under the GBCC.

         The Company's Amended and Restated Bylaws provide that the Company must indemnify its directors against all liabilities to the fullest extent permitted under the GBCC and that it must advance all reasonable expenses incurred in a proceeding in which the director was either a party or a witness because he or she was a director.

         The GBCC provides that, in general, a corporation may indemnify an individual who is or was a party to any proceeding (other than action by, or in the right of, such corporation) by reason of the fact that he or she is or was a director of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the GBCC provides that, in general, a company may indemnify an individual who was or is a party to any such proceeding by reason of the fact that he or she is or was a director of the corporation against reasonable expenses incurred in connection with such proceeding, if it is determined that the director has met the relevant standard of conduct. To the extent that any directors are successful on the merits or in the defense of any of the proceedings described above, the GBCC provides that a corporation is required to indemnify such officers or directors against reasonable expenses incurred in connection therewith. The GBCC further provides, in general, for the advancement of reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation (1) a written affirmation of his good faith belief that he or she has met the standard of conduct under the GBCC or that the proceeding involves conduct for which liability has been eliminated under the corporation's articles of incorporation; and (2) a written undertaking to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. In addition, the GBCC provides for the indemnification of officers, employees and agents in certain circumstances.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         As no restricted securities are to be reoffered or resold pursuant to this Registration Statement, this item is inapplicable.

ITEM 8.           EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

              Exhibit No.                             Description
              -----------                             -----------
                  3.1                 The Company's Amended and Restated
                                      Articles of Incorporation (incorporated by
                                      reference to Exhibit 3.1 to the Company's
                                      Registration Statement on Form S-1, filed
                                      with the Commission on June 24, 1999,
                                      Registration Number 333-81443).

                  3.2                 The Company's Amended and Restated Bylaws
                                      (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, filed with the Commission on June 24, 1999, Registration Number
                                      333-81443).

                  5.1 Opinion of Morris, Manning & Martin, L.L.P., as to the legality of the securities being registered.

                  10.1                Telemate Software, Inc. Stock Incentive
                                      Plan (incorporated by reference to Exhibit
                                      10.10 to the Company's Registration
                                      Statement on Form S-1, filed with the
                                      Commission on June 24, 1999, Registration
                                      Number 333-81443).

                  10.2                Amendment to the Telemate Software, Inc.
                                      Stock Incentive Plan (incorporated by
                                      reference to Exhibit 10.14 to the
                                      Company's Registration Statement on Form
                                      S-1, filed with the Commission on June 24, 1999, Registration Number 333-81443).

                  10.3                Telemate.Net Software, Inc. 1999 Stock
                                      Incentive Plan (incorporated by reference to
                                      Exhibit 10.13 to the Company's Registration
                                      Statement on Form S-1, filed with the Commission
                                      on June 24, 1999, Registration Number 333-81443).

                  23.1                Consent of KPMG LLP

                  23.2                Consent of Morris, Manning & Martin, L.L.P.
                                      (included in Exhibit 5.1).

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 3rd day of December, 1999.

                                        Telemate.Net Software, Inc.


                                    By: /s/ Richard L. Mauro
                                        -------------------------------------
                                        RICHARD L. MAURO
                                        President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the date indicated:




/s/ Richard L. Mauro                     President, Chief Executive Officer     December 3, 1999
------------------------------------     and Director
RICHARD L. MAURO                         (Principal Executive Officer)


/s/ Richard J. Post                      Chief Financial Officer (Principal     December 3, 1999
------------------------------------     Financial and Accounting Officer)
RICHARD J. POST

                                         Chairman of the Board
------------------------------------
DAVID H. COUCHMAN


/s/ Murali Anantharaman                  Director                               December 3, 1999
------------------------------------
MURALI ANANTHARAMAN


/s/ James C. Davis                       Director                               December 3, 1999
------------------------------------
JAMES C. DAVIS


                                         Director
------------------------------------
J. LAWRENCE BRADNER

                                  EXHIBIT INDEX

                    EXHIBITS INCORPORATED HEREIN BY REFERENCE



        Designation of Exhibit.                    Description of Exhibit
        -----------------------                    ----------------------
                  3.1                 The Company's Amended and Restated
                                      Articles of Incorporation (incorporated by
                                      reference to Exhibit 3.1 to the Company's
                                      Registration Statement on Form S-1, filed
                                      with the Commission on June 24, 1999,
                                      Registration Number 333-81443).

                  3.2                 The Company's Amended and Restated Bylaws
                                      (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, filed with the Commission on June 24, 1999, Registration Number
                                      333-81443).

                  10.1                Telemate Software, Inc. Stock Incentive
                                      Plan (incorporated by reference to Exhibit
                                      10.10 to the Company's Registration
                                      Statement on Form S-1, filed with the
                                      Commission on June 24, 1999, Registration
                                      Number 333-81443).

                  10.2                Amendment to the Telemate Software, Inc.
                                      Stock Incentive Plan (incorporated by
                                      reference to Exhibit 10.14 to the
                                      Company's Registration Statement on Form
                                      S-1, filed with the Commission on June 24, 1999, Registration Number 333-81443).

                  10.3                Telemate.Net Software, Inc. 1999 Stock Incentive
                                      Plan (incorporated by reference to Exhibit 10.13
                                      to the Company's Registration Statement on Form S-1,
                                      filed with the Commission on June 24, 1999, Registration
                                      Number 333-81443).

                            EXHIBITS FILED HEREWITH

        Designation of Exhibit.                                   Description of Exhibit
        -----------------------                                   ----------------------
                  5.1                 Opinion of Morris, Manning & Martin, L.L.P., as to the legality of the securities being registered.

                  23.1                Consent of KPMG LLP

                  23.2                Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1).